
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         SEP-30-1999
<CASH>                                               291,040
<SECURITIES>                                         2,574,918
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               766,376
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       23,984,220<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           22,956,573
<TOTAL-LIABILITY-AND-EQUITY>                         23,984,220<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     183,073<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     539,325<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   35,314
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,418,227)<F5>
<EPS-BASIC>                                        (20.37)
<EPS-DILUTED>                                        000

<F1>Included  in Total  assets  is Tenant  security  deposit  escrow of  $3,788,
Investments in Local Limited Partnerships, of $20,308,991, Prepaid assets of $1,489, Replacement reserve escrow of $9,246 and Other assets of $28,372.
<F2>Included in Total liability and equity is Accounts  payable to affiliates of
$16,795, Accounts payable and accrued expenses of $57,207, Mortgage note payable of $705,329, Tenant security deposits payable of $3,742, Deferred revenue of $127,686 and Minority interest in Local Limited Partnerships of $116,888.
<F3>Included  in Total revenue is Rental of $60,116,  and  Investment of $78,655 and Other of $44,302. <F4>Included in Other expenses is General and administrative of $194,575, Bad debt expense of $173,739, Asset management fees of $122,997, Rental operations, exclusive of depreciation of $22,052, Depreciation of $13,551 and Amortization of $12,411. <F5>Included in Net loss is Minority interest in losses of Local Limited Partnership of $(98) and Equity in losses of Local Limited Partnerships of $1,026,759.

